SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 19, 2011 (August 29, 2011)

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4927 Calloway Drive
Bakersfield, California 93312
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

August 2011 Loan from Mr. Gamble

On August 29, 2011, Mr. G. Thomas Gamble, Chairman of the Board of Directors of Tri-Valley Corporation (the “Company”), loaned the Company a total of $150,000 for additional working capital purposes.  The loan accrues simple interest at 10% per annum, and is to be repaid in full upon demand by Mr. Gamble.  A copy of the promissory note evidencing the loan is attached hereto as Exhibit 4.1 and incorporated herein by reference.

October 2011 Loan from Mr. Gamble

On October 13, 2011, Mr. G. Thomas Gamble, Chairman of the Board of the Company, loaned the Company a total of $1,000,000 for additional working capital purposes.  The loan accrues simple interest at 14% per annum, and is to be repaid in full upon demand by Mr. Gamble.  A copy of the promissory note evidencing the loan is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description of Exhibit

4.1	Promissory Note Issued by the Company to Mr. G. Thomas Gamble on August 29, 2011.

4.2	Promissory Note Issued by the Company to Mr. G. Thomas Gamble on October 13, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date: October 19, 2011	/s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Promissory Note Issued by the Company to Mr. G. Thomas Gamble on August 29, 2011.

4.2	Promissory Note Issued by the Company to Mr. G. Thomas Gamble on October 13, 2011.